                                                                      Exhibit 21
                    UNION TANK CAR COMPANY AND SUBSIDIARIES
                        SUBSIDIARIES OF THE REGISTRANT
                            as of December 31, 1997

                                                            Jurisdiction Under
                                                            Which Organized
                                                            -----------------
Atlas Bolt & Screw Company                                       Delaware
Atlas Bolt & Screw Company of Canada (1995) Ltd.                 Canada
The Marmon Group of Canada, Ltd.                                 Canada
McKenzie Valve & Machining Company                               Delaware
Procor Alberta, Inc.                                             Alberta
Procor LPG Storage, Inc.                                         Alberta
Procor Limited                                                   Canada
Procor Sulphur Services, Inc.                                    Alberta
Rail Car Associates Limited Partnership                          Illinois
Railserve, Inc.                                                  Canada
Robertson Whitehouse, Inc.                                       Canada
Tiger Industries (1997) Inc.                                     Alberta
Trans Union Crane Rental, Inc.                                   Canada
Trans Union Fastener Corporation                                 Delaware
Uni-Form Components, Co.                                         Delaware
Union Tank Car Rail Services Company                             Delaware

All subsidiaries listed above are wholly-owned except for Rail Car Associates Limited Partnership of which the Company is the general partner and has an 80% ownership interest and are included in the consolidated financial statements incorporated herein.

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